UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on September 8, 2023, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with Gregory McCabe (the “Purchaser”), pursuant to which Mr. McCabe agreed to purchase up to an aggregate amount of $6,000,000 of the Company’s common stock. On January 21, 2024, the Company entered into a settlement agreement (the “Release Agreement”) with Purchaser, pursuant to which the Company and the Purchaser agreed to terminate the Purchase Agreement. Under the terms of the Release Agreement, Purchaser was relieved of any obligation to make additional stock purchases under the Purchase Agreement. The terms of the Release Agreement require (i) a payment of $700,000 by Purchaser to the Company, (ii) assignment to the Company of all stock purchases made by Purchaser under the Purchase Agreement and (iii) an additional payment of $700,000 by Purchaser to the Company if the Company’s common stock achieves a certain target value within two years of the effective date of the Release Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2024, the Board of Directors (the “Board”) of the Company appointed Uzi Sasson to serve as President of the Company, in addition to his role as Chief Executive Officer of the Company. In addition, on January 22, 2024, the Board appointed Mr. Sasson to act as the principal financial officer of the Company for SEC reporting purposes, and he will serve in such role until a new principal financial officer is appointed by the Company. Mr. Sasson will not receive any additional compensation for his service as President or principal financial officer of the Company.

A summary of Mr. Sasson’s compensation arrangements with the Company are set forth in the Current Report on Form 8-K of the Company, filed with the SEC on November 8, 2023, and is incorporated herein by reference. There are no family relationships between Mr. Sasson and any director or executive officer of the Company, and there are no relationships or related-person transactions between Mr. Sasson and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which Mr. Sasson was appointed as President or principal financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	January 25, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer